CUSIP No.  235906104                                               Page 20 of 27


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    December 12, 1998

                                   /s/ Paul J. Duggan
                                   Paul J. Duggan, an individual

                                   Jackson Boulevard Capital Management, Ltd.

                                        By: /s/ Paul J. Duggan
                                        Paul J. Duggan, President


                                   Jackson Boulevard Equities, L.P.

                                   By:  Jackson Boulevard Capital Management,
                                         Ltd., General Partner

                                        By: /s/ Paul J. Duggan
                                            Paul J. Duggan, President


                                   Jackson Boulevard Investments, L.P.

                                   By:  Jackson Boulevard Capital Management,
                                         Ltd., General Partner

                                          By: /s/ Paul J. Duggan
                                              Paul J. Duggan, President

                                   /s/ Vincent Cainkar
                                   Vincent Cainkar, an individual


                                   /s/ J. Dennis Huffman
                                   J. Dennis Huffman, an individual